Exhibit 99.1

For immediate release

AAR REPORTS SECOND QUARTER FISCAL YEAR 2020 RESULTS

•	Second quarter sales of $561 million, up 14% from $493 million in Q2 FY2019

•	Second quarter GAAP and adjusted diluted earnings per share from continuing operations of $0.57 and $0.64, respectively

•	Second quarter cash flow from operating activities from continuing operations of $20 million

•	Financial guidance for Fiscal Year 2020 raised to sales of $2.150 to $2.225 billion and to adjusted diluted earnings per share from continuing operations of $2.50 to $2.65

WOOD DALE, ILLINOIS (December 19, 2019) — AAR CORP. (NYSE: AIR) today reported second quarter Fiscal Year 2020 consolidated sales of $560.9 million and income from continuing operations of $20.1 million, or $0.57 per diluted share. For the second quarter of the prior year, the Company reported sales of $493.3 million and income from continuing operations of $11.2 million, or $0.32 per diluted share. Our adjusted diluted earnings per share from continuing operations were $0.64 in the current quarter compared to $0.60 in the second quarter of the prior year.

Consolidated sales increased 14% over the prior year period due to continued growth across our Aviation Services segment, which grew 15% during the quarter. This growth was driven by strong demand for both new and aftermarket parts, significant improvement in MRO and solid execution on our government contract awards.

“This is our sixth consecutive quarter of double-digit sales growth. Revenue in our parts supply and government programs activities remains very strong and we continue to see meaningful recovery in MRO as a result of our labor initiatives. Our focus on integrating our differentiated capabilities across our best-in-class aviation services offering continues to be a successful model for growth,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

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During the quarter, we expanded the scope of our component repair services program with BAE for its regional jet support programs to include more components. BAE cited our consistent cost savings and the high-quality delivered by our Amsterdam facility as the basis for this expansion.

We also announced two contracts within our Airinmar subsidiary, the top global provider of component repair cycle management and aircraft warranty solutions. We signed a three-year agreement with JetBlue to provide component value engineering cost oversight services. We also entered into an agreement with Alaska Airlines for a digital trial of our Airvolution platform which provides airlines maximum visibility into their component repair cycle as well as access to our proprietary analytics and business intelligence capabilities.

Sales to government and defense customers were 33% of consolidated sales compared to 32% in the prior year’s quarter reflecting growth from new government programs. Second quarter sales to commercial customers, which also increased during the period, represented 67% of consolidated sales compared to 68% of consolidated sales in the second quarter of last year.

Gross profit margins decreased to 15.3% in the current quarter from 15.9% in the prior year quarter due primarily to operational challenges and delayed contract awards in Expeditionary Services. Aviation Services gross profit margins were relatively flat at 16.1% compared to 16.2% in the prior year quarter.

Selling, general and administrative expenses as a percentage of sales were 10.2% for the quarter compared to 10.0% last year, reflecting increased costs related to severance, investigation and compliance matters of $3.3 million. Excluding these costs, selling, general and administrative expenses as a percentage of sales were 9.6% compared to 9.9% in the prior year quarter.

Net interest expense for the quarter was $1.8 million compared to $2.4 million last year. Also during the quarter, the Company paid cash dividends of $2.6 million, or $0.075 per share. Average diluted share count was 35.0 million in both the current and prior year quarters.

Cash flow provided by operating activities from continuing operations was $19.9 million during the current quarter compared to a use of cash of $8.3 million in the prior year quarter. Excluding our accounts receivable financing program, our adjusted cash flow provided by operating activities from continuing operations was $20.4 million in the current quarter compared to a use of cash of $14.9 million in the prior year quarter.

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Holmes concluded, “The fundamentals of our commercial and government end-markets remain strong and are driving continued demand for our services. I am proud of our team for their successful execution in the first two quarters, and we are excited about the opportunities we see for the balance of the fiscal year.”

Outlook

We are raising our financial guidance for Fiscal Year 2020, which now includes sales in the range of $2.150 to $2.225 billion and adjusted diluted earnings per share from continuing operations of $2.50 to $2.65. Our previous guidance included sales in the range of $2.1 to $2.2 billion and adjusted diluted earnings per share from continuing operations of $2.45 to $2.65. Compared to our prior financial guidance, the midpoint of our revised sales guidance increased from $2.150 to $2.188 billion and the midpoint of our revised adjusted diluted earnings per share from continuing operations increased from $2.55 to $2.58. We continue to expect selling, general and administrative expenses to be approximately 10.5% of sales and anticipate an effective tax rate of 24% in Fiscal Year 2020.

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CDT on December 19, 2019. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or 703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or 404-537-3406 from outside the U.S. (access code 3846045). The replay will be available from 7:15 p.m. CST on December 19, 2019 until 10:59 p.m. CST on December 24, 2019.

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About AAR

AAR is a global aerospace and defense aftermarket solutions company that employs more than 6,000 people in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems and composite manufacturing operations. Additional information can be found at www.aarcorp.com.

Contact: Jason Secore, Vice President, Treasurer | (630) 227-2075 | jason.secore@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

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AAR CORP. and Subsidiaries

Consolidated Statements of Income

(In millions except per share data - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Sales	$560.9	$493.3	$1,102.4	$959.6
Cost and expenses:
Cost of sales	475.0	415.0	934.9	810.1
Provision for doubtful accounts	0.7	12.4	1.4	13.0
Selling, general and administrative	57.1	49.1	115.2	97.3

Operating income	28.1	16.8	50.9	39.2

Interest expense, net	(1.8)	(2.4)	(3.9)	(4.0)
Other income (expense), net	(0.2)	(0.2)	(0.4)	0.2

Income from continuing operations before income tax expense	26.1	14.2	46.6	35.4
Income tax expense	6.0	3.0	9.4	5.3
Income from continuing operations	20.1	11.2	37.2	30.1
Loss from discontinued operations	(5.9)	(4.2)	(18.6)	(8.0)
Net income	$14.2	$7.0	$18.6	$22.1

Earnings per share – Basic:
Earnings from continuing operations	$0.58	$0.32	$1.07	$0.87
Loss from discontinued operations	(0.17)	(0.12)	(0.54)	(0.23)
Earnings per share – Basic	$0.41	$0.20	$0.53	$0.64

Earnings per share – Diluted:
Earnings from continuing operations	$0.57	$0.32	$1.06	$0.85
Loss from discontinued operations	(0.17)	(0.12)	(0.53)	(0.23)
Earnings per share – Diluted	$0.40	$0.20	$0.53	$0.62

Share Data:
Weighted average shares outstanding – Basic	34.6	34.6	34.6	34.6
Weighted average shares outstanding – Diluted	35.0	35.0	35.0	35.1

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AAR CORP. and Subsidiaries

Consolidated Balance Sheets

(In millions)

	November 30, 2019	May 31, 2019
	(unaudited)
ASSETS
Cash and cash equivalents	$38.2	$21.3
Restricted cash	14.5	19.8
Accounts receivable, net	208.5	197.8
Contract assets	62.2	59.2
Inventories, net	580.4	523.7
Rotable assets and equipment on or available for lease	69.1	65.3
Assets of discontinued operations	27.4	29.2
Other current assets	71.9	36.2
Total current assets	1,072.2	952.5
Property, plant, and equipment, net	134.3	132.8
Operating lease right-of-use assets, net	103.8	––
Goodwill and intangible assets, net	129.4	138.4
Rotable assets supporting long-term programs	225.6	216.0
Other non-current assets	89.6	77.5
Total assets	$1,754.9	$1,517.2

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$364.6	$328.3
Liabilities of discontinued operations	41.9	29.2
Total current liabilities	406.5	357.5
Long-term debt	196.1	141.7
Operating lease liabilities	84.0	––
Other liabilities and deferred income	146.6	112.1
Total liabilities	833.2	611.3
Equity	921.7	905.9
Total liabilities and equity	$1,754.9	$1,517.2

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AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows

(In millions – unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Cash flows provided from operating activities:
Net income	$14.2	$7.0	$18.6	$22.1
Loss from discontinued operations	5.9	4.2	18.6	8.0
Income from continuing operations	20.1	11.2	37.2	30.1
Adjustments to reconcile income from continuing operations to net cash provided from (used in) operating activities
Depreciation and intangible amortization	11.0	10.4	21.8	20.5
Amortization of stock-based compensation	2.8	1.2	7.1	5.2
Provision for doubtful accounts	0.7	12.4	1.4	13.0
Changes in certain assets and liabilities:
Accounts receivable	(10.4)	(30.8)	(11.0)	(52.1)
Contract assets	(0.1)	(14.3)	(2.8)	(13.4)
Inventories	(26.8)	(27.6)	(56.8)	(52.1)
Rotable assets supporting long-term programs	(5.3)	(18.8)	(19.1)	(26.7)
Accounts payable and accrued liabilities	19.6	30.2	24.6	5.7
Other	8.3	17.8	(12.6)	28.6
Net cash provided from (used in) operating activities – continuing operations	19.9	(8.3)	(10.2)	(41.2)
Net cash provided from (used in) operating activities – discontinued operations	(5.4)	(0.2)	(7.7)	5.7
Net cash provided from (used in) operating activities	14.5	(8.5)	(17.9)	(35.5)

Cash flows used in investing activities:
Property, plant and equipment expenditures	(5.7)	(3.8)	(10.2)	(8.0)
Other	(2.5)	(0.5)	(1.5)	(1.0)
Net cash used in investing activities – continuing operations	(8.2)	(4.3)	(11.7)	(9.0)
Net cash used in investing activities – discontinued operations	––	(0.1)	––	(0.4)
Net cash used in investing activities	(8.2)	(4.4)	(11.7)	(9.4)

Cash flows provided from financing activities:
Proceeds from (repayments on) borrowings, net	(5.0)	10.0	55.0	42.0
Cash dividends	(2.6)	(2.6)	(5.5)	(5.3)
Purchase of treasury stock	(4.1)	––	(4.1)	––
Other	––	1.7	(4.3)	8.2
Net cash provided from (used in) financing activities – continuing operations	(11.7)	9.1	41.1	44.9
Net cash used in financing activities – discontinued operations	––	(0.2)	––	(0.7)
Net cash provided from (used in) financing activities	(11.7)	8.9	41.1	44.2
Effect of exchange rate changes on cash	0.1	(0.1)	0.1	(0.2)
Increase (Decrease) in cash and cash equivalents	(5.3)	(4.1)	11.6	(0.9)
Cash, cash equivalents, and restricted cash at beginning of period	58.0	44.8	41.1	41.6
Cash, cash equivalents, and restricted cash at end of period	$52.7	$40.7	$52.7	$40.7

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 AAR CORP. and Subsidiaries

Sales By Business Segment

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Aviation Services	$532.0	$462.9	$1,043.8	$901.3
Expeditionary Services	28.9	30.4	58.6	58.3
	$560.9	$493.3	$1,102.4	$959.6

Gross Profit by Business Segment

(In millions- unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Aviation Services	$85.7	$74.9	$165.7	$142.0
Expeditionary Services	0.2	3.4	1.8	7.5
	$85.9	$78.3	$167.5	$149.5

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted selling, general, and administrative expenses, adjusted cash used in operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they provide a better understanding of our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to severance, facility repositioning costs, investigation and remediation compliance costs, and significant customer bankruptcies. A reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of severance, investigation and remediation compliance costs, and other items and their related tax effects without unreasonable effort.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Income from continuing operations	$20.1	$11.2	$37.2	$30.1
Investigation and remediation compliance costs, net of tax	1.8	0.2	4.2	0.2
Customer bankruptcy charge, net of tax	––	9.6	––	9.6
Severance charges (reversals), net of tax	0.7	––	1.2	(0.1)
Adjusted income from continuing operations	$22.6	$21.0	$42.6	$39.8

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Adjusted Diluted Earnings per Share from Continuing Operations

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Diluted earnings per share from continuing operations	$0.57	$0.32	$1.06	$0.85
Investigation and remediation compliance costs, net of tax	0.05	0.01	0.12	0.01
Customer bankruptcy charge, net of tax	––	0.27	––	0.27
Severance charges, net of tax	0.02	––	0.03	––0
Adjusted diluted earnings per share from continuing operations	$0.64	$0.60	$1.21	$1.13

Adjusted Selling, General and Administrative Expenses

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Selling, general and administrative expenses	$57.1	$49.1	$115.2	$97.3
Investigation and remediation compliance costs	(2.4)	(0.2)	(5.2)	(0.2)
Severance charges (reversals)	(0.9)	––	(1.7)	0.1
Stock-based compensation	(2.8)	(1.2)	(7.1)	(5.2)
Adjusted selling, general and administrative expenses	$51.0	$47.7	$101.2	$92.0

Adjusted Cash Provided by (Used in) Operating Activities from Continuing Operations

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2019	2018	2019	2018
Cash provided by (used in) operating activities from continuing operations	$19.9	$(8.3)	$(10.1)	$(41.2)
Amounts outstanding on accounts receivable financing program:
Beginning of period	86.2	88.6	86.2	71.7
End of period	(85.7)	(95.2)	(85.7)	(95.2)
Adjusted cash provided by (used in) operating activities from continuing operations	$20.4	$(14.9)	$(9.6)	$(64.7)

Adjusted EBITDA

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,		Year Ended May 31,
	2019	2018	2019	2018	2019
Net income	$14.2	$7.0	$18.6	$22.1	$7.5
Loss from discontinued operations	5.9	4.2	18.6	8.0	76.6
Income tax expense	6.0	3.0	9.4	5.3	4.9
Other expense (income), net	0.2	0.2	0.4	(0.2)	0.8
Interest expense, net	1.8	2.4	3.9	4.0	8.5
Depreciation and intangible amortization	11.0	10.4	21.8	20.5	42.8
Customer bankruptcy charge	––	12.4	––	12.4	12.4
Investigation and remediation costs	2.4	0.2	5.5	0.2	3.5
Severance charges (reversals)	0.9	––	1.6	(0.1)	0.2
Facility repositioning costs	––	––	––	––	0.9
Stock-based compensation	2.8	1.2	7.1	5.2	13.5
Adjusted EBITDA	$45.2	$41.0	$86.9	$77.4	$171.6

Net Debt

(In millions- unaudited)

	November 30, 2019	November 30, 2018
Total debt	$198.3	$220.3
Less: Cash and cash equivalents	(38.2)	(25.7)
Net debt	$160.1	$194.6

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Net Debt to Adjusted EBITDA

(In millions - unaudited)

Adjusted EBITDA for the year ended May 31, 2019	$171.6
Less: Adjusted EBITDA for the six months ended November 30, 2018	(77.4)
Plus: Adjusted EBITDA for the six months ended November 30, 2019	86.9
Adjusted EBITDA for the twelve months ended November 30, 2019	181.1
Net debt at November 30, 2019	$160.1
Net debt to Adjusted EBITDA	0.88

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